XFONE, Inc.

Rating Action | May 2011

Author:
Pavel Ioffe, Team Leader
pavel@midroog.co.il

Contacts:
Avital Bar-Dayan, Senior VP
bardayan@midroog.co.il

XFONE, Inc.

Series Rating	Baa3	Outlook: Negative

Midroog announces that it is assigning a Baa3 rating/negative outlook to a new bond series1 (Series B) of up to NIS 60 million par value, which Xfone, Inc.  ("Xfone", the "Company") intends to issue (the "issuance"). Midroog is also assigning a negative outlook to the Baa3 bond series rating.

NIS 40 million of the issuance proceeds will be deposited in a local bank and will be earmarked for repaying the Company's bonds (principal and interest). The balance of the issuance proceeds will be used for ongoing activity, including investments in communication infrastructure. It should be clarified that if the issuance proceeds are less than NIS 40 million, all the proceeds will be placed in the special deposit.

Bond series rated by Midroog:

Series	Stock No.	Issue Date	Coupon	Linkage	Par Value (NIS K)	Bond Repayment Years
A	1112721	December 2007	8.00%	CPI	62,739	2008-2015

Change in rating outlook from stable to negative reflects an increase in the Company's debt and current financing expenses due to the issuance of the new series (Series B).

The Company's rating reflects a weak financial profile coupled with investments in expanding operations in the fiber optic telecommunications field. The rating is supported by the payment load2 being pushed back from 2012 to 2013, which will give the Company more maneuvering room until the expansion of operations will start to yield financial results. Progress on the Levelland project (the first of four projects backed by the U.S. government which the Company was awarded) may be a good indication that the Company will be awarded other projects as part of the U.S. Government's program for fiber optic networking of outlying regions of the country. Having said that, Midroog believes there still is a significant level of uncertainty.  Midroog anticipates that the discontinuation of operations in Israel and the UK will help to cut costs, although still not expressed in the Xfone's financial results.

1 Duration of about 3.7 years, CPI-linked, repayment starting from June 2014 until December 2016 in six equal payments.

2 The due date of a promissory note of about $3.5 million issued to one of the Company's shareholders was postponed by one year and rescheduled for payment in March 2013 instead of March 2012.

Xfone: Key Financial Data (USD in thousand):

Consolidated Balance Sheet	December 31, 2010	December 31, 2009
Total Current Assets	8,200	12,677
Fixed assets, net	58,545	51,547
Assets from discontinued activity (UK and Israel)	-	8,730
Total Assets	73,644	78,475
Current liabilities (without credit and maturities)	11,576	11,043
Debt(1)	36,642	34,042
Equity	22,506	21,683
Statement of Income	2010	2009
Revenues(2)	58,944	61,410
EBIT(3)	2,128	-19,373
Net profit (loss)(4)	-4,473	-22,159
Cash flow	2010	2009
FFO	2,769	4,024
EBITDA	7,200	6,400
FFO-CAPEX	-103	692
EBITDA-CAPEX	4,327	3,068

(1)	Includes US Government loans of about $9.5 million, which are non-recourse to the Company.
(2)	Does not include revenues from the operations of subsidiaries in Israel and the UK, sold in 2010, of about $14 million and $24 million in 2010 and 2009, respectively.
(3)	In 2009 the Company posted a $21 million goodwill write-down for the acquisition of assets pertaining to activity on traditional copper cable networks.
(4)	In 2010 the Company posted a loss of about $2 million from discontinued operations.

Key Business Developments

In 2010 the Company sold its operations in Israel and the UK.

Today, the Company is focusing its operations in the U.S. on two core fields of business:

(1) Through its subsidiaries (NTS Communications, Xfone USA), the Company provides telecommunication services (telephony, Internet and television) in several states in the U.S.  Up to 2010, inclusive, these operations were the source of most of the Company's business results.

(2) Projects for laying down telecommunication infrastructure in rural U.S. with the backing of the U.S. Government and the provision of telecommunication services through them. Laying down the infrastructure in the first project (Levelland) has been completed, and the Company continues to expand its customer base for broadband telecommunication services.

Xfone Inc. has also been awarded three more projects which are currently in various stages of planning and execution. The Company has invested a total of about $110 million in these projects, including Levelland, about 40% of which it received in grants and low interest government loans (long-term repayment schedule). The loans are for closed projects, where the Company does not have a right of recourse, and were put up against a lien on the projects' assets. Unlike the Levelland project, this activity has a neutral impact on the rating, since in Midroog's assessment it does not stand to contribute significant cash flows to the Company within the rating horizon.

Rating Outlook

Factors likely to upgrade the rating:

•	Significant improvement in cash flow which will be reflected, among other things, in a surplus cash flow after debt payment.

Factors liable to downgrade the rating:

•	No improvement in free cash flow in the next two-three quarters while meeting the Company's forecasts.

•	Failure to maintain ample liquidity for debt service payments.

•	Deterioration in the Company's business environment that could threaten the volume of activity and long-term profitability.

About the Company

Xfone is a U.S. provider of telecommunication services, including local, long distance and international telephony services, Internet services and broadband video services in the U.S. through its main subsidiaries, Xfone USA and NTS Communications. NTS was acquired by the Company in February 2008, and this acquisition boosted the Company's volume of operations substantially. After selling off its operations in Israel and the UK, the Company chose to focus on its US operations, which made up the bulk of its activity in the past as well. The Company's U.S. operations focus on the provision of telecommunication services to the business sector - small and medium-sized companies, primarily in certain regions of Texas, Mississippi and Louisiana. The Company's headquarters are based in Lubbock, Texas. The Company's shares of common stock are traded on the NYSE Amex exchange in the U.S. as well as on the Tel-Aviv Stock Exchange (in a "dual listing"). The bond is traded on the Tel-Aviv Stock Exchange only.

Major shareholders are Gagnon Securities LLC (Neil Gagnon), Richard L. Scott, LLC, Burlingame (Blair E. Sanford) and Windcrest Microcap (James H. Gellert), Mr. Abraham Keinan and Mr. Guy Nissenson.

Rating History

Key Financial Terms

Interest	Net financing expenses from Income Statement
Cash interest	Financing expenses from income statement after adjustments for non-cash flow expenditures from statement of cash flows.
Operating Profit – EBIT	Pre-tax profit + financing + non-recurring expenses/profits.
Operating profit before amortizations – EBITA	EBIT + amortization of intangible assets.
Operating profit before depreciation and amortizations - EBITDA	EBIT + depreciation + amortization of intangible assets.
Operating profit before depreciation, amortization and rent/leasing - EBITDAR	EBIT + depreciation + amortization of intangible assets + rent + operational leasing.
Assets	Company's total balance sheet assets.
Debt	Short term debt + current maturities of long-term loans + long-term debt + liabilities on operational leasing.
Net debt	Debt - cash and cash equivalent – long-term investments
Capital base - Capitalization (CAP)	Debt + total shareholders' equity (including minority interest) + long-term deferred taxes in balance sheet.
Capital Expenditures (Capex)	Gross investments in equipment, machinery and intangible assets
Funds from Operations (FFO)*	Cash flow from operations before changes in working capital and before changes in other asset and liabilities items
Cash Flow from Operations (CFO)*	Cash flow from operating activity according to consolidated cash flow statements
Retained Cash Flow (RCF)*	Funds from operations (FFO) less dividend paid to shareholders.
Free Cash Flow (FCF)*	Cash flow from operating activity (CFO) - CAPEX – dividends.

 * It should be noted that in IFRS reports, interest payments and receipts, tax and dividends from investees will be included in the calculation of the operating cash flows, even if they are not entered in cash flow from operating activity.

Rating Scale

Investment grade	Aaa	Obligations rated Aaa are those which, according to Midroog's judgment, are of the highest quality and involve minimal credit risk.
	Aa	Obligations rated Aa are those which, according to Midroog’s judgment, are of high quality, and involve very low credit risk.
	A	Obligations rated A are considered by Midroog in the upper-end of the middle rating, and involve low credit risk.
Baa
Obligations rated Baa are those which, according to Midroog's judgment, involve moderate credit risk.  They are considered middle-level rated liabilities and as those that could have speculative characteristics.

Speculative	Ba	Obligations rated Ba include which according to Midroog's judgment have speculative elements and involve significant credit risk.
investment	B	Obligations rated B are those which, Midroog's judgment, are speculative and involve a high degree of credit risk.
	Caa	Obligations rated Caa are those which, according to Midroog's judgment, have weak standing and involve very high credit risk.
	Ca	Obligations rated Ca are very speculative investments and could be in a situation of insolvency or close to insolvency, with some prospect that principal and interest will be repaid.
	C	Obligations rated C are rated in the lowest rating and are generally in a situation of insolvency with remote prospects of repayment of principal and interest.

Midroog uses the variables 1, 2 and 3 in each of the rating categories, from Aa to Caa.  The variable “1” means that the bond is at the upper end of the rating category to which it has been assigned, cited in letters.  The variable “2” means that it is in the middle of the rating category; whereas the variable “3” means that the bond is at the lower end of its rating category, as cited in letters.

Report No:  CCX030511060M

Midroog Ltd.., Millennium 17 Ha’Arba'a Street, Tel-Aviv 64739
Tel: 03-6844700, Fax: 03-6855002, www.midroog.co.il

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